SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):         September 30, 2002

SUPERCONDUCTOR TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Other Jurisdiction of Incorporation)	0-21074 (Commission File Number)	77-0158076 (IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA (Address of Principal Executive Offices)		93111 (Zip Code)

Registrant’s telephone number, including area code: (805) 690-4500

Item 5. Other Events.
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 5. Other Events.

     On September 30, 2002, Superconductor Technologies Inc. (the “Company”) announced the conversion of the remainder of its Series E Convertible Preferred Stock into 2,155,261 shares of common stock in accordance with the contractual requirements of the original transaction. In addition, the Company and the holder of the Series E preferred agreed that the associated conversion premium be paid with $3.0 million in cash and approximately $1.7 million in a subordinated note, rather than the contractual obligation to issue cash or stock. The subordinated note accrues 8% interest and is due in eighteen months.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERCONDUCTOR TECHNOLOGIES INC.

Date: October 1, 2002	By:	/s/ Martin S. McDermut

Martin S. McDermut Senior Vice President, Finance and Chief Financial Officer

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Exhibit Index

No.	Document

10.1	Press Release dated 9/30/02

10.2	Letter dated September 29, 2002 between Superconductor Technologies Inc. and RGC International Investors, LDC (“RGC”)

10.3	Subordinated Promissory Note dated 9/30/02 issued to RGS.

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